Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NextNav Inc. 2021 Omnibus Incentive Plan, the NextNav Inc. 2021 Employee Stock Purchase Plan and the NextNav Holdings, LLC 2011 Unit Option and Profits Interest Plan, as amended, of our report dated June 25, 2021, with respect to the consolidated financial statements of NextNav Holdings, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-260687) of NextNav Inc.

/s/ Ernst and Young LLP

Tysons, Virginia
December 27, 2021